                                                                 EXHIBIT 10.10.1
                                                                     Page 1 of 9





                            ALCAN ALUMINIUM LIMITED


              AMENDMENT NO. 1 TO THE RETIREMENT COMPENSATION PLAN


                                      FOR


                            NON-EXECUTIVE DIRECTORS


                    Adopted with effect from 1 January 1997

                                                                 EXHIBIT 10.10.1
                                                                     Page 2 of 9


I.       PREAMBLE AND DEFINITIONS

         I.A)    Title

                 This Amendment No.1 to the Retirement Compensation Plan for Non-Executive Directors (the "Plan") is hereinafter referred to as "Amendment No.1."

         I.B)    Object and Effective Date of Amendment No. 1

                 The object of Amendment No.1 is to make changes to certain provisions of the Plan with effect from 1 January 1997.

         I.C)    Additional Definitions

                 The following additional definitions are incorporated into the
                 Plan:

                 1.3.10   "Account" means a book account maintained by the
                          Company reflecting the     Units credited to each
                          Member pursuant to Article 9 of the Plan.

                 1.3.11 "Average Share Price" means the average of the closing sale prices for board lots for the Shares on The Montreal Exchange and The Toronto Stock Exchange and for record lots for the Shares as reported on the New York Stock Exchange - Consolidated Trading, on each day during the last five trading days prior to the dividend declaration date (pursuant to Article 9.2), any currency conversion being made at the Bank of Canada noon rate of exchange on the relevant day.

         1.3.12   "Board" means the board of directors of the Company.

                 1.3.13 "Committee" means any committee of the Board and any successor committee (and includes the Personnel Committee).

                 1.3.14 "Non-Executive Director" means a Director of the Company who is not an Employee of the Company nor of any company in which the Company holds more than fifty percent of the outstanding voting shares.

                 1.3.15 "Personnel Committee" means the Personnel Committee of the Board and any successor committee.

                 1.3.16   "Secretary" means the Secretary of the Company.

                 1.3.17   "Share" means a Common Share of the Company.

                                                                 EXHIBIT 10.10.1
                                                                     Page 3 of 9



                 1.3.18   "Unit" means a unit of measurement for record-keeping
                          purposes under the    Plan, and shall include
                          fractional units.

        I.D)     Replacement of a definition

                 Article 1.3.8 of the Plan is hereby deleted and replaced by the following:

                 1.3.8   "Retirement Date" means the date on which a Member
                   ceases to be a Director.



II.      DELETIONS

                 Articles 7 and 8 of the Plan are deleted.



III.     ADDITIONS

         III.A)  The following paragraph is added to Article 3.1.2 of the Plan:


                 A person who becomes a Non-Executive Director after 1 January 1997 shall not be eligible to become a Member of the Plan.


         III.B)  The following additional Articles are incorporated into the
                 Plan:

         7.      TERMINATION OF ACCRUALS OF BENEFITS UNDER THE PLAN

                 7.1 Effective 1 January 1997, there shall be no further accruals of benefits under the Plan in respect of Members of the Plan as of that day.

                 7.2 The rights of retired Members under the Plan shall not be affected by Articles 7, 8, 9 and 10.

                                                                 EXHIBIT 10.10.1
                                                                     Page 4 of 9



         8.      IRREVOCABLE ELECTION

                 Every Member who is a Director on 1 January 1997 shall, on or before 31 March 1997, make an election in writing with the Secretary (pursuant to the adjoining Form and which will be irrevocable once made) to continue membership in the Plan in accordance either with Article 9 or with Article 10 of the Plan.

                 In default of making such option, a Member shall be deemed to have elected to continue membership under Article 10 of the Plan.


         9.      CONVERSION OF BENEFITS ACCRUED UNDER THE PLAN

                 9.1 A Member, as of 1 January 1997, may convert the entire amount of benefits accrued to such Member up to and including 31 December 1996 into Units (in the following manner) and the number of such Units shall be credited to the Member s Account on 1 January 1997:

                          The number of Units will be determined by dividing
                          (a) the present value (determined in accordance with a method approved by the Personnel Committee) on 31 December 1996 of the retirement income stream under the Plan based on total Board and Committee service to that date, using level of Fees in effect on 31 December 1996, by (b) the average of the closing sale prices for board lots for the Shares on The Montreal Exchange and The Toronto Stock Exchange and for record lots for the Shares as reported on the New York Stock Exchange - Consolidated Trading, on the last trading day of each of the 36 months immediately prior to 1 January 1997, any currency conversion being made at the Bank of Canada noon rate of exchange on the relevant day.

                 9.2      Additional Units

                          In respect of every cash dividend declared on the Shares, each Member's Account will be credited with an additional number of Units, determined as follows:

                                  Units held in each respective Account on dividend declaration date multiplied by

                                  a dollar amount equal to the dividend
                                  declared per Share

                                                                 EXHIBIT 10.10.1
                                                                     Page 5 of 9



                          divided by the Average Share Price.


                          The credit of such additional Units shall be made on the dividend declaration date.

                 9.3      Certain Adjustments

                          In the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, combination of shares, merger, amalgamation or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of the assets of the Company, pursuant to any of which such events the then outstanding Shares are split or combined or changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, other shares of stock, or any similar change in the Shares or other similar event, each Member's Account shall be adjusted in an equitable manner to reflect such change or other event. Such adjustment shall be made by the Personnel Committee and shall be conclusive and binding for all purposes of the Plan. Except as provided for in this Article, Members shall have no other rights as a result of any change in the Shares or of any other event.

                 9.4      Unit Conversion

                          On a Member's Retirement Date, the Units credited to such Member's Account will be converted into a cash value determined by multiplying the number of Units by the average of the closing sale prices for board lots for the Shares on The Montreal Exchange and The Toronto Stock Exchange and for record lots for the Shares as reported on the New York Stock Exchange - Consolidated Trading, on the last trading day of each of the 36 months immediately prior to the Retirement Date. This cash value will, at the Member's irrevocable option, either be paid by the Company to the Member as a lump sum or be converted into a stream of annuity payments to be determined in accordance with a method approved by the Personnel Committee and such annuity payments shall be paid by the Company for the duration of the Payment Period.

                          If a Member fails to declare his option, as aforesaid, 20 days prior to his Retirement Date, the cash value will be converted into a stream of annuity payments to be paid to the

                                                                 EXHIBIT 10.10.1
                                                                     Page 6 of 9


                          Member for the duration of the Payment Period.

                 9.5      Death

                          In the event of death of a Member prior to Retirement Date, the Spouse of such Member, or where there is no surviving Spouse the Member's legal representative, shall be paid a lump sum equivalent to the benefits which the Member would have received had he retired on that date.

                 9.6      Death After Retirement
                          In the event that a Member dies after Retirement Date, the Spouse of such Member, or where there is no surviving Spouse the Member's legal representative, shall receive from the Company a lump sum equivalent to the present value of any remaining annuity payments in respect of the Member's converted Account until the expiry of the Payment Period.



         10.     NON-CONVERSION OF BENEFITS ACCRUED UNDER THE PLAN

                 10.1 A Member, as of 1 January 1997, may instead of converting his benefits as provided in Article 9, retain his accrued benefits under the Plan based on total Board and Committee service up to 31 December 1996. The accrued amount so determined shall remain unchanged until Retirement Date, at which time installment payments will commence under the Plan provided that (a) the Payment Period shall be calculated up to and including 31 December 1996, and that (b) the Fees shall mean the level of Fees in effect on 31 December 1996.

                 10.2 For the purpose of Article 10.1, in the event that a Member dies, the Spouse of such Member, or where there is no surviving Spouse the Member's legal representative, shall be paid a lump sum equivalent to the present value of the annuity payments the Member would have received, had he not died, until the expiry of the Payment Period.


         11.     ADMINISTRATION

                 11.1 Unless otherwise determined by the Board, the Plan shall remain an unfunded obligation of the Company and all benefits payable to Members under the Plan represent merely unfunded,

                                                                 EXHIBIT 10.10.1
                                                                     Page 7 of 9


                          unsecured promises of the Company to pay a sum of money to the Members in the future.

                 11.2 The Plan shall be administered by the Personnel Committee and any question regarding the proper administration of the Plan or the construction of any term of the Plan shall be resolved by the Personnel Committee, in its sole discretion.

                 11.3 The Plan may be amended or terminated at any time by the Board, except as to rights already accrued hereunder by the Members.

                 11.4 For the purpose of the above Article 11.3, the accrued right in respect of a Member prior to his Retirement Date shall be a right to receive benefits in accordance with the terms of the Plan up to but excluding the date of the amendment or termination of the Plan.

                 11.5 The Company shall keep accurate and detailed records of all transactions for all Accounts and provide quarterly benefit statements to Members.

                 11.6 All expenses associated with the establishment, maintenance and termination of this Plan shall be borne by the Company.


              12.         NON-ALIENATION

                 12.1 Except as provided for herein, no transfer by a Member of any right to any payment or benefit under the Plan, whether voluntary or involuntary, by operation of law or otherwise, and whether by means of alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, shall vest the transferee with any interest or right, and any attempt to so alienate, sell, transfer, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable shall be void and of no force or effect.



                         ______________________________

                                                                 EXHIBIT 10.10.1
                                                                     Page 8 of 9


                 (FORM FOR CONVERTING BENEFITS UNDER THE PLAN)




The Secretary
Alcan Aluminium Limited
Montreal, Canada



I, _________________________ , being a member of the Alcan Aluminium Limited Retirement Compensation Plan for Non-Executive Directors ("Plan") amended as of 1 January 1997 ("Plan"), hereby agree that the actuarial value of all benefits accrued by me under the Plan up to and including 31 December 1996 which amounts to USD _____ be converted into _____ Units and credited to my Account on 1 January 1997 pursuant to Article 9 of the Plan.

I have also noted Article 7 of the Plan which provides that there shall be no further accruals of benefits under the Plan effective 1 January 1997



                                                       _________________________
                                                                    Signature


                                                       _________________________
                                                                    Date

                                                                 EXHIBIT 10.10.1
                                                                     Page 9 of 9


                  (FORM FOR CONTINUING MEMBERSHIP IN THE PLAN)




The Secretary
Alcan Aluminium Limited
Montreal, Canada



I, _________________________ , being a member of the Alcan Aluminium Limited Retirement Compensation Plan for Non-Executive Directors amended as of 1 January 1997 ("Plan"), hereby declare that I wish to continue membership in the Plan as provided in Article 10 thereof.

I have also noted Article 7 of the Plan which provides that there shall be no further accruals of benefits under the Plan effective 1 January 1997.



                                                       _________________________
                                                                    Signature


                                                       _________________________
                                                                    Date